UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 25, 2011
(Exact name of registrant as specified in charter)
001-11302
(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
127 Public Square
Cleveland, Ohio 44114-1306
(Address of principal executive offices and zip code)
(216) 689-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events
On March 25, 2011, KeyCorp entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) with the plaintiffs in the purported shareholders’ derivative action captioned In re KeyCorp Derivative Litigation, Lead Case No. 1:10-cv-01786-DAP, currently pending in the United States District Court for the Northern District of Ohio. Under the terms of the proposed settlement, KeyCorp will implement the corporate governance enhancements previously adopted by the Board of Directors and will adopt certain agreed-upon implementation steps in connection with those enhancements. In addition, as part of the proposed settlement, the exercise period for options granted to Henry Meyer, KeyCorp’s current Chief Executive Officer, with an effective date of June 12, 2009 and original expiration date of June 12, 2019, will be shortened to expire on April 30, 2015.
The Settlement Agreement is subject to approval by the United States District Court. If the Court gives its approval to the Settlement Agreement, the derivative litigation will be dismissed with prejudice.
Additional information concerning the proposed terms of the settlement is contained in the press release attached as Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference. The description of the Settlement Agreement set forth in this report is qualified in its entirety by reference to the actual terms of the Settlement Agreement, which is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.
Exhibit 99.3 contains the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the “Notice”) . The Notice will also be posted and available for viewing on KeyCorp’s website (www.key.com). Shareholders should read the notice for more information.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
99.1	Press Release dated March 25, 2011.

99.2	Stipulation and Agreement of Settlement.

99.3	Notice of Pendency and Proposed Settlement of Shareholder Derivative Action.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYCORP (Registrant)
Date: March 25, 2011	/s/ Paul N. Harris
	By:	Paul N. Harris
Executive Vice President, General Counsel and Secretary